Exhibit 99.1

Dave Reports Third Quarter 2022 Financial Results

Record GAAP Operating Revenue and Non-GAAP Operating Revenue, Which Increased 41% Year Over Year

Non-GAAP Variable Margin Improved By Approximately 280 Basis Points vs. 2Q22

Dave Card Business Accelerating in 3Q22, Transaction-based revenue up 43% vs. 2Q22

LOS ANGELES, CA – November 10, 2022 – Dave Inc. (Nasdaq: DAVE, DAVEW) (“Dave” or the “Company”), one of the leading U.S. neobanks on a mission to build products that level the financial playing field, today reported its financial results for the third quarter ended September 30, 2022.

“We experienced impressive results in the third quarter on all fronts, with record revenue, transacting members and new member growth, along with strong performance of our Dave Card business following the rollout of our new, integrated product experience. Our unit economics are also improving, with sequential variable margin improvement supported by consistent ExtraCash credit performance. Importantly, our run-rate cash burn at the end of the third quarter and into the fourth quarter is showing significant progress relative to recent quarters,” said Jason Wilk, Founder and Chief Executive Officer of Dave. “Our results to date and positive outlook show our continued progress towards reaching Adjusted EBITDA profitability in 2024, while operating a resilient, well-capitalized business.”

Third Quarter 2022 Operating Highlights:

•	Added 808,000 Net New Members, up 43% sequentially when compared to the second quarter ended June 30, 2022 while reducing CAC by 18%. Total members reached 7.8 million at September 30, 2022

•	1.8 million Monthly Transacting Members, up 18% sequentially when compared to the second quarter ended June 30, 2022. Transactions Per Monthly Transacting Member reached a record of 4.6.

•	$757 million in ExtraCash originations, up 25% sequentially when compared to 2Q22

•	Dave Debit Card spend of $197 million, up 15% sequentially when compared to 2Q22, following release of a new product experience to all members throughout the quarter.

Third Quarter 2022 Financial Highlights:

($ in millions except otherwise noted)	3Q21	4Q21	1Q22	2Q22	3Q22
GAAP Operating Revenues, Net	$40.2	$41.2	$42.6	$45.8	$56.8
% Change vs. prior year period	26%	16%	24%	23%	41%
Non-GAAP Operating Revenues*	$41.5	$42.2	$43.7	$47.0	$58.6
% Change vs. prior year period	26%	16%	23%	22%	41%
Non-GAAP variable profit margin*	48%	48%	41%	39%	42%
GAAP Net loss	($7.9)	($15.2)	($34.8)	($27.1)	($47.5)
Adjusted EBITDA*	($11.3)	($12.6)	($18.3)	($28.5)	($27.5)

*	See reconciliation of the non-GAAP measures at the end of the press release.

Liquidity Summary:

$225 million of cash and cash equivalents, restricted cash, and short-term investments as of September 30, 2022; the Company additionally had $18 million of unused capacity on its existing credit facilities as of September 30, 2022.

Fiscal Year 2022 Outlook:

“We are reiterating our guidance based on our 3Q22 performance and the continued positive trends that we’re seeing in the business,” said Kyle Beilman, Chief Financial Officer of Dave. “In addition, building on the progress we made on burn late Q3, we’re expecting a step function reduction in adjusted EBITDA losses in Q4 where we plan to deliver solid growth, continue to realize the benefits of our margin-enhancing initiatives and moderate marketing investment.”

The Company is reiterating its guidance for fiscal year 2022:

•	Non-GAAP operating revenues between $200 million and $215 million

•	Non-GAAP variable profit margin between 40% and 44%

Conference Call

Dave will host a conference call and webcast to discuss third quarter 2022 financial results and business operations updates today, Thursday, November 10, 2022, at 5:30 pm ET. Hosting the call will be Jason Wilk, Co-Founder and Chief Executive Officer, and Kyle Beilman, Chief Financial Officer. The conference call will be webcast live from the Company’s investor relations website at https://investors.dave.com/. A replay and transcript will be available on the investor relations website following the call.

About Dave

Dave is a banking app on a mission to build products that level the financial playing field. Dave’s financial tools, including its debit card and spending account, help millions of customers bank, budget, avoid overdraft fees and find work. For more information, visit www.dave.com.

Forward-Looking Statements

This press release includes forward-looking statements, which are subject to the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “feel,” “believes,” expects,” “estimates,” “projects,” “intends,” “should,” “is to be,” or the negative of such terms, or other comparable terminology and include, among other things, the quotations of our Chief Executive Officer and Chief Financial Officer relating to Dave’s future performance, fiscal 2022 guidance, expected timing of meeting adjusted EBITDA profitability and other statements about future events. Such forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, which could cause actual results to differ materially from the forward-looking statements contained herein due to many factors, including, but not limited to: the ability of Dave to compete in its highly competitive industry; the ability of Dave to keep pace with the rapid technological developments in its industry and the larger financial services industry; the ability of Dave to manage its growth as a public company; disruptions to Dave’s operations as a result of becoming a public company; the ability of Dave to remediate material weaknesses in Dave’s internal controls over financial reporting and maintain an effective system of internal control over financial reporting; the ability of Dave to protect intellectual property and trade secrets; changes in applicable laws or regulations and extensive and evolving government regulations that impact operations and business; the ability to attract or maintain a qualified workforce; level of product service failures that could lead Dave members to use competitors’ services; investigations, claims, disputes, enforcement actions, litigation and/or other regulatory or legal proceedings; the effects of the COVID-19 pandemic on Dave’s business; the possibility that Dave may be adversely affected by other economic, business, and/or competitive factors; and those factors discussed in Dave’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on March 25, 2022 and subsequent Quarterly Reports on Form 10-Q under the heading “Risk Factors,” filed with the SEC and other reports and documents Dave files from time to time with the SEC. Any forward-looking statements speak only as of the date on which they are made, and Dave undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release.

Non-GAAP Financial Information

This press release contains references to Adjusted EBITDA, non-GAAP operating revenues, non-GAAP operating expenses, non-GAAP variable profit and non-GAAP variable profit margin of Dave, which are adjusted from results based on generally accepted accounting principles in the United States (“GAAP”) and exclude certain expenses, gains and losses. The Company defines and calculates Adjusted EBITDA as net loss attributable to Dave before the impact of interest income or expense, provision for income taxes, depreciation and amortization, and adjusted to exclude legal settlement and litigation expenses, other strategic financing and transaction expenses, stock-based compensation expense, and certain other non-core items. The Company defines and calculates non-GAAP operating revenues as operating revenues, net excluding direct loan origination costs and ATM fees. The Company defines and calculates non-GAAP operating expenses as operating expenses excluding non-variable operating expenses. The Company defines non-variable operating expenses as all advertising and marketing operating expenses, compensation and benefits operating expenses, and certain operating expenses (legal, rent, technology/infrastructure, depreciation, amortization, charitable contributions, other operating expenses, upfront Member account activation costs and upfront Dave Banking expenses). The Company defines and calculates non-GAAP variable profit as non-GAAP operating revenues excluding non-GAAP operating expenses. The Company defines and calculates non-GAAP variable profit margin as non-GAAP variable profit as a percent of non-GAAP operating revenues.

These non-GAAP financial measures are provided to enhance the user’s understanding of our prospects for the future and the historical performance for the context of the investor. The Company’s management team uses these non-GAAP financial measures in assessing performance, as well as in planning and forecasting future periods. These non-GAAP financial measures are not computed according to GAAP and the methods the Company uses to compute them may differ from the methods used by other companies. Non-GAAP financial measures are supplemental, should not be considered a substitute for financial information presented in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

Refer to the section further below for a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP measures for the three and nine months ended September 30, 2022 and 2021.

Dave defines Net New Members as the number of new Members who join the Dave platform in a given period by connecting an existing bank account to the Dave service or by opening a new Dave Banking account, net of the number of accounts deleted by Members or closed by the Company in the same period. Total Members is defined as the number of unique Members that have either connected an existing bank account to the Dave service or have opened a Dave Banking account, less the number of accounts deleted by Members or closed by Dave, as measured at the end of a period. The number of Monthly Transacting Members represents the unique number of Members who have made a funding , spending, ExtraCash or subscription transaction within a particular month, measured as the average over a given period. Transactions Per Monthly Transacting Member measures the average number of transactions initiated per Monthly Transacting Member in each month, measured as the average over a given period.

Dave

Media

press@dave.com

Investors

DaveIR@icrinc.com

DAVE INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Operating revenues:
Service based revenue, net	$52.8	$37.3	$135.1	$104.1
Transaction based revenue, net	4.0	2.9	10.1	7.8

Total operating revenues, net	56.8	40.2	145.2	111.9
Operating expenses:
Provision for unrecoverable advances	18.4	10.8	46.0	21.7
Processing and servicing fees	9.5	6.2	23.6	16.9
Advertising and marketing	24.1	12.9	57.1	38.8
Compensation and benefits	24.3	15.4	81.3	34.7
Other operating expenses	18.4	10.6	50.8	32.0

Total operating expenses	94.7	55.9	258.8	144.1

Other (income) expenses:
Interest income	(1.2)	(0.5)	(1.8)	(0.6)
Interest expense	2.5	0.8	6.2	1.4
Legal settlement and litigation expenses	6.8	0.3	6.8	1.0
Other strategic financing and transactional expenses	2.2	—	5.0	0.3
Gain on extinguishment of liability	—	—	(4.3)	—
Changes in fair value of earnout liabilities	—	—	(9.6)	—
Changes in fair value of derivative asset on loans to stockholders	—	(9.0)	5.6	(33.0)
Changes in fair value of warrant liabilities	(0.7)	0.6	(14.2)	3.5

Total other expenses (income), net	9.6	(7.8)	(6.3)	(27.4)

Net loss before provision (benefit) for income taxes	(47.5)	(7.9)	(107.3)	(4.8)

Provision (benefit) for income taxes	—	—	0.1	—

Net loss	$(47.5)	$(7.9)	$(107.4)	$(4.8)

DAVE INC. AND SUBSIDIARIES

RECONCILIATION OF OPERATING REVENUES, NET TO NON-GAAP OPERATING REVENUES

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Operating revenues, net	$56.8	$40.2	$145.2	$111.9
ExtraCash origination and ATM-related fees	1.8	1.3	4.1	3.5

Non-GAAP operating revenues	$58.6	$41.5	$149.3	$115.4

RECONCILIATION OF OPERATING EXPENSES TO NON-GAAP OPERATING EXPENSES

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Operating expenses	$94.7	$55.9	$258.8	$144.1
Non-variable operating expenses	(60.8)	(34.2)	(170.4)	(92.6)

Non-GAAP operating expenses	$33.9	$21.7	$88.4	$51.5

CALCULATION OF NON-GAAP VARIABLE PROFIT

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Non-GAAP operating revenues	$58.6	$41.5	$149.3	$115.4
Non-GAAP variable operating expenses	(33.9)	(21.7)	(88.4)	(51.5)

Non-GAAP variable profit	$24.7	$19.8	$60.9	$63.9

Non-GAAP variable profit margin	42%	48%	41%	55%

DAVE INC. AND SUBSIDIARIES

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA

(in millions)

(unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss	$(47.5)	$(7.9)	$(107.4)	$(4.8)
Interest expense, net	1.3	0.3	4.4	0.8
Provision (benefit) for income taxes	—	—	0.1	—
Depreciation and amortization	2.4	0.8	5.1	2.0
Stock-based compensation	8.0	3.6	34.1	6.3
Legal settlement and litigation expenses	6.8	0.3	6.8	1.0
Other strategic financing and transactional expenses	2.2	—	5.0	0.3
Gain on extinguishment of liability	—	—	(4.3)	—
Changes in fair value of earnout liabilities	—	—	(9.6)	—
Changes in fair value of derivative asset on loans to stockholders	—	(9.0)	5.6	(33.0)
Changes in fair value of warrant liabilities	(0.7)	0.6	(14.2)	3.5

Adjusted EBITDA	$(27.5)	$(11.3)	$(74.4)	$(23.9)

DAVE INC. AND SUBSIDIARIES

LIQUIDITY AND CAPITAL RESOURCES

(in millions)

(unaudited)

	September 30,	December 31,
	2022	2021
Cash, cash equivalents and restricted cash	$39.3	$32.4
Marketable securities	—	8.2
Short-term investments	185.3	—
Working capital	259.1	31.6
Total stockholders’ equity	123.2	38.7